UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2025 (September 15, 2025)

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2025, the Company provided notice to the Nasdaq Continued Listing Center that the Company is not currently in compliance with Nasdaq Listing Rule 5605(b)(1) (the “Majority Independent Board Requirement”) and Nasdaq Listing Rule 5605(c)(2)(A) (the “Audit Committee Composition Requirement”).

The Company’s Board of Directors (“Board”) is currently comprised of two directors who are independent, Brett Moyer and Gene Jones, and two directors who are not independent, Fredi Nisan and George Oliva. One additional director, who satisfies Nasdaq’s independence requirements, is required for the Company to regain compliance with the Majority Independent Board Requirement. The Company plans to appoint an additional director, as soon as practically possible, who satisfies Nasdaq’s independence requirements as a director, to fill one of three vacancies currently existing on the Board. At the time of such appointment, the Board will be comprised of five directors, three of whom will be independent directors and, thereafter, the Board will be comprised of a majority of independent directors and the Company believes that it will have regained compliance with the Majority Independent Board Requirement.

Additionally, Brett Moyer is currently the only member of the Company’s Audit Committee and is also deemed to be an audit committee financial expert. To regain compliance with the Audit Committee Composition Requirement, two additional members, who each satisfy Nasdaq’s independence requirements for audit committee members, must be appointed to the Audit Committee. The new director to be appointed will satisfy Nasdaq’s independence requirements to serve on the Audit Committee and will be appointed thereto. Upon such appointment the Audit Committee will be comprised of two members who satisfy Nasdaq’s audit committee rules. The Company plans to add an additional independent director who satisfies Nasdaq’s requirement of independence no later than February 27, 2026, which is 180 days after August 31, 2025, the date that the composition of the Audit Committee became noncompliant. Upon the appointment of the third member to the Audit Committee, the Company believes that that it will have regained compliance with the Audit Committee Composition Requirement.

Forward-Looking Statements

This Current Report, including any exhibits attached herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words, including statements regarding the Company’s ability to regain compliance with the Majority Independent Board Requirement or the Audit Committee Composition Requirement. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such statements are only predictions and the Company’s actual results may differ materially from those anticipated in these forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those expressed in or implied by these statements.

There may be events in the future that the Company is not able to accurately predict or control. Factors that may cause such differences include, but are not limited to, those discussed under risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings filed with the SEC (including its Current Reports on Form 8-K and Quarterly Reports on Form 10-Q), including the risk that the Company may not meet the Majority Independent Board Requirement or the Audit Committee Composition Requirement in the required timeframe or, in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements. Forward-looking statements speak only as of the date they are made. The Company does not assume any obligation to update forward-looking statements as circumstances change. The Company gives no assurance that it will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2025	RYVYL Inc.

	By:	/s/ Fredi Nisan
		Name:	Fredi Nisan
		Title:	Chief Executive Officer

2